Chromcraft Revinton, Inc.
1100 N. Washington Street
P.O. Box 238
Delphi, IN  46923


April 1, 1999


VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  25049

Re:  Chromcraft Revington, Inc.
     SEC File No. 1-13970
     Definitive Annual Meeting Proxy Materials

Ladies and Gentlemen:

We are herewith filing, via EDGAR, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the definitive proxy statement and related form of proxy to be used in connection with the 1999 Annual Meeting of Stockholders of Chromcraft Revington, Inc. (the "Company"), together with the required cover page in the form set forth in Schedule 14A. Such proxy statement and form of proxy were first mailed to stockholders of the Company today.

If any member of the staff of the Commission has any questions or comments concerning this filing, please contact the undersigned.

Very truly yours,

/s/ Frank T. Kane
    -------------
    Frank T. Kane
    Vice President - Finance

Enclosures
cc: Nicholas J. Chulos, Esq.

                  SCHEDULE 14A INFORMATION STATEMENT
      Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934
                         (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                      CHROMCRAFT REVINGTON, INC.
                      --------------------------
           (Name of Registrant as Specified in its Charter)

                           Not Applicable
                      --------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          CHROMCRAFT REVINGTON, INC.
                          1100 N. Washington Street
                            Delphi, Indiana  46923


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, APRIL 30, 1999

To the Stockholders of
Chromcraft Revington, Inc.:

     The annual meeting of stockholders of Chromcraft Revington, Inc. will be held on Friday, April 30, 1999 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana for the following purposes:

     1.   To elect seven (7) directors;

     2. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 9, 1999 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

     Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.


                                   By Order of the Board of Directors,

                                   Frank T. Kane
                                   Secretary

April 2, 1999



                             YOUR VOTE IS IMPORTANT
              Please complete, date, sign and promptly return your
                 proxy in the enclosed envelope, whether or not
                    you plan to attend the meeting in person.

                                PROXY STATEMENT


                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held Friday, April 30, 1999 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana, and at any and all adjournments of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to stockholders of the Company on or about April 2, 1999.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock and will reimburse such institutions for the cost of forwarding the material.

     Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company or by executing and delivering to the Company a proxy bearing a later date.

     The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted for the election as directors of the seven persons named as nominees in this Proxy Statement. If for any reason any director nominee becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee. Any other matters that may properly come before the annual meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with their best judgment.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has one class of outstanding capital stock consisting of common stock. On March 9, 1999, the Company had 10,771,748 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote. The close of business on March 9, 1999 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

     Each share of common stock is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. The election of directors will be determined by a plurality of the votes cast. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present in person or by proxy.

     The stockholders listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company's common stock on March 9, 1999.

            Name and Address             Number of Shares         Percent of
          of Beneficial Owner           Beneficially Owned       Common Stock
          -------------------           ------------------       ------------

     399 Venture Partners, Inc.            5,695,418 (1)            52.87%
     399 Park Avenue
     New York, New York  10043

     T. Rowe Price Associates, Inc.        1,060,000 (2)             9.84%
     100 E. Pratt Street
     Baltimore, Maryland  21202

     Wood, Struthers & Winthrop              567,300 (3)             5.27%
     Management Corporation
     140 Broadway
     New York, New York  10005

     (1) Represents sole dispositive power over all 5,695,418 shares and sole voting power over 5,244,426 of those shares. 399 Venture Partners, Inc. is a wholly-owned subsidiary of Citigroup Inc.

     (2) Represents sole dispositive power over all 1,060,000 shares and sole voting power over 40,000 of those shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc., which owns 1,000,000 shares, representing 9.28% of the shares outstanding, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     (3) Represents sole dispositive power over 566,700 shares and sole voting power over 503,970 of those shares. Wood, Struthers & Winthrop Management Corporation is a subsidiary of The Equitable Companies Incorporated.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to hold office for a term of one year and until their respective successors are elected and qualified. Each of the nominees is now serving as a director of the Company and was previously elected by the stockholders. Each of the nominees has signified his willingness to serve if elected. The Board of Directors recommends a vote "FOR" each of the nominees. Set forth below are the name and age of each nominee, his principal occupation for the past five years and his directorships with other companies.

     Bruce C. Bruckmann, age 45, has served as Managing Director of Bruckmann, Rosser, Sherrill & Company, Inc., an investment banking firm, since February, 1995. Prior to joining Bruckmann, Rosser, Sherrill & Company, Inc., he was employed at Citicorp Venture Capital, Ltd., where he served as Managing Director from February, 1994 until January, 1995 and as Vice President since 1983. He is also a director of AmeriSource Distribution Corporation, Cort Business Services Corporation, Mohawk Industries, Inc., Jitney Jungle Stores of America, Inc., Anvil Knitwear, Inc., Town Sports International, Inc., Mediq, Incorporated and Penhall International Corp. Mr. Bruckmann was first elected as a Director of the Company in 1994.

     David L. Kolb, age 60, has been Chairman of the Board of Directors and Chief Executive Officer of Mohawk Industries, Inc., a manufacturer of carpeting, since 1988. From July, 1980 until December, 1988, Mr. Kolb served as President of Mohawk Carpet Corporation. Mr. Kolb serves as a director of First Union National Bank of Georgia and Polyfibron Technologies, Inc. Mr. Kolb was first elected as a Director of the Company in 1992.

     Larry P. Kunz, age 64, was President and Chief Operating Officer of Payless Cashways, Inc. from 1986 until his retirement in 1993. Prior to joining Payless Cashways, Inc., Mr. Kunz served as President and Chief Executive Officer of Ben Franklin Stores, Inc. Mr. Kunz serves as a director of Valentine Radford Communications, Inc. Mr. Kunz was first elected as a Director of the Company in 1992.

     H. Martin Michael, age 57, has served as the Executive Vice President of the Company since its organization in 1992. Mr. Michael has served as the President of Chromcraft Corporation since July, 1990. Mr. Michael was first elected as a Director of the Company in 1992.

     M. Saleem Muqaddam, age 52, serves as Vice President of Citicorp Venture Capital, Ltd. and Vice President of 399 Venture Partners, Inc., which owns 52.87% of the Company's outstanding common stock. Mr. Muqaddam serves as a director of Consolidated Furniture Corporation, Fairwood Corporation, Pamida Holdings Corporation and Plantronics, Inc. Mr. Muqaddam was first elected as a Director of the Company in 1992.

     Michael E. Thomas, age 57, has served as the President and Chief Executive Officer of the Company since its organization in 1992. Mr. Thomas was first elected as a Director of the Company in 1992.

     Warren G. Wintrub, age 65, was a Partner in the accounting firm of Coopers & Lybrand from 1962 until his retirement in 1992. While at Coopers & Lybrand, he served as a member of the Executive Committee from 1976 through 1988 and as Chairman of the Retirement Committee from 1979 through 1992. Mr. Wintrub serves as a director of Corporate Property Associates 10, Inc., Corporate Property Associates 12, Inc., Carey Institutional Properties, Inc. and Getty Petroleum Corp. Mr. Wintrub was first elected as a Director of the Company in 1992.

                  COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth information on the shares of common stock of the Company beneficially owned on March 9, 1999 by each director and executive officer and by all directors and executive officers as a group.

                                       Number of Shares           Percent of
       Name of Person               Beneficially Owned (1)       Common Stock
       --------------               ----------------------       ------------

     Bruce C. Bruckmann                     26,000                     *
     Frank T. Kane                         102,149  (2)                *
     David L. Kolb                          16,000                     *
     Larry P. Kunz                          10,000                     *
     H. Martin Michael                     220,825  (3)              2.01%
     M. Saleem Muqaddam                     10,000                     *
     Michael E. Thomas                     382,616  (4)              3.44%
     Warren G. Wintrub                     468,992  (5)              4.35%

     Directors and Executive
     Officers as a Group (8 persons)     1,236,582                  10.79%

     * Less than 1%

     (1) Includes 692,208 shares which officers and directors have the right to acquire pursuant to stock options exercisable within sixty days of the date of this Proxy Statement as follows: Bruce C. Bruckmann, 10,000; Frank T. Kane, 100,758; David L. Kolb, 10,000; Larry P. Kunz, 10,000;
          H. Martin Michael, 189,626; M. Saleem Muqaddam, 10,000; Michael E. Thomas, 361,824; and directors and officers as a group (including the named persons), 692,208.

     (2) Includes 1,191 shares held by a trust under the Chromcraft Revington Savings Plan.

     (3) Includes 31,199 shares held by a trust under the Chromcraft Revington Savings Plan.

     (4) Includes 20,242 shares held by a trust under the Chromcraft Revington Savings Plan.

     (5) Includes 450,992 shares subject to an irrevocable proxy granted by 399 Venture Partners, Inc., the beneficial owner of 52.87% of the Company's common stock.

     Under federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this Proxy Statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 1998, no director or executive officer was delinquent in filing the required reports with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held five meetings during 1998. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors of which he is a member.

     The Company has an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. There is no nominating committee. The entire Board of Directors reviews the qualifications of persons to serve on the Board of Directors and selects the nominees.

     Audit Committee. The members of the Audit Committee are Warren G. Wintrub, Chairman, Bruce C. Bruckmann, David L. Kolb and Larry P. Kunz, all of whom are outside directors. The Audit Committee provides assistance to the Board of Directors in matters relating to accounting and financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee makes recommendations to the Board of Directors as to the selection and retention of the independent accountants for the Company; meets with the independent accountants and the Company's financial management to review the scope of the audit and audit procedures to be utilized and, at the conclusion of the audit, to review the audit including recommendations of the independent accountants; reviews with the independent accountants and the Company's financial management, the adequacy and effectiveness of the accounting and financial controls of the Company; reviews the financial statements contained in the annual report to stockholders with management and the independent accountants with respect to the disclosure and content of the statements; and provides opportunity for the independent accountants to meet with members of the Audit Committee without members of management being present. There was one meeting of the Audit Committee during 1998.

     Compensation Committee. The members of the Compensation Committee are Larry P. Kunz, Chairman, Bruce C. Bruckmann, M. Saleem Muqaddam and Warren G. Wintrub, all of whom are outside directors. The Compensation Committee reviews the Company's compensation philosophy and programs and determines the compensation to be paid to the executive officers of the Company. The Compensation Committee also reviews and makes recommendations concerning outside director compensation and administers the Company's 1992 Stock Option Plan, as amended, and executive incentive plans. During 1998, the Compensation Committee engaged an independent compensation consultant as an advisor. There were four meetings of the Compensation Committee during 1998.

                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid an annual fee of $15,000, plus a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each telephonic meeting. For committee meetings not held on the same day as a Board of Directors meeting, a director receives a fee of $1,000 for each meeting attended and $500 for each telephonic meeting. Directors serving as committee chairs additionally receive a $2,000 annual cash retainer. Directors who are employees of the Company are not compensated for service on the Board of Directors.


                            EXECUTIVE COMPENSATION

     The following table summarizes, for each of the years ended December 31, 1998, 1997 and 1996, the compensation paid by the Company and its subsidiaries to the chief executive officer and other executive officers of the Company.

Summary Compensation Table
                                                                        Long Term
                                    Annual Compensation            Compensation Awards
                             ---------------------------------  -------------------------
      Name and                                    Other Annual  Stock Options     LTIP       All Other
 Principal Position   Year   Salary      Bonus    Compensation     (Shares)    Payout (6)  Compensation
 ------------------   ----  ---------  ---------  ------------  -------------  ----------  ------------

 Michael E. Thomas    1998  $ 268,717  $ 238,136  $ 52,543 (1)      18,000     $ 199,008   $ 85,399 (2)
 President and Chief  1997  $ 235,417  $ 117,688  $ 52,317 (1)      24,862     $    -0-    $ 87,636 (2)
 Executive Officer    1996  $ 224,667  $ 279,667  $ 52,733 (1)        -0-      $    -0-    $ 76,570 (2)

 H. Martin Michael    1998  $ 204,333  $    -0-   $ 25,492 (3)      14,000     $  29,954   $ 54,603 (4)
 Executive Vice       1997  $ 194,500  $ 102,404  $ 28,915 (3)      10,000     $    -0-    $ 57,701 (4)
 President            1996  $ 186,000  $ 208,058  $ 25,713 (3)        -0-      $    -0-    $ 49,356 (4)

 Frank T. Kane        1998  $ 153,667  $  90,786  $   -0-           14,000     $ 60,696    $  6,798 (5)
 Vice President-      1997  $ 145,833  $  51,094  $   -0-            8,000     $    -0-    $  7,686 (5)
 Finance, Chief       1996  $ 138,833  $ 103,300  $   -0-             -0-      $    -0-    $  4,686 (5)
 Financial Officer
 and Secretary


     (1) Includes amounts reimbursed to executive for taxes incurred on Company contributions to a Supplemental Executive Retirement Plan ("SERP") of $47,748, $47,346 and $49,392 for 1998, 1997 and 1996, respectively.

     (2) Company contributions to defined contribution plans of $11,200, $9,600 and $9,000 for 1998, 1997 and 1996, respectively, and Company contributions pursuant to the Company's SERP and a non-qualified supplemental retirement plan of $74,199, $78,036 and $67,570 for 1998, 1997 and 1996, respectively.

     (3) Includes amounts reimbursed to executive for taxes incurred on Company contributions to a SERP of $24,895, $23,837 and $25,057 for 1998, 1997
          and 1996, respectively.

     (4) Company contributions to defined contribution plans of $13,528, $13,470 and $12,643 for 1998, 1997 and 1996, respectively, and Company contributions pursuant to the Company's SERP and a non-qualified supplemental retirement plan of $41,075, $44,231 and $36,713 for 1998, 1997 and 1996, respectively.

     (5) Company contributions to defined contribution plans of $4,384, $4,365 and $2,930 for 1998, 1997 and 1996, respectively, and Company contributions pursuant to a non-qualified supplemental retirement plan of $2,414, $3,321 and $1,756 for 1998, 1997 and 1996, respectively.

     (6) Awards under the Chromcraft Revington, Inc. Long Term Executive Incentive Plan payable in two components: 50% in a single lump sum in cash and 50% in options to acquire shares of the Company's common stock.


Stock Options

     The following tables summarize stock options granted to and exercised by the executive officers named in the Summary Compensation Table during 1998, and the value of the options held by such persons at December 31, 1998.

                                           Option Grants in 1998
                                                                                 Potential Realizable
                                                                                   Value at Assumed
                        Number        Percent of                                Annual Rates of Stock
                      Of Shares     Total Options                                Price Appreciation
                      Underlying      Granted to                                 for Option Term (1)
                       Options        Employees      Exercise    Expiration    -----------------------
      Name             Granted         in 1998        Price         Date           5%           10%
      ----            ----------    -------------   ---------    ----------    ---------     ---------

Michael E. Thomas       18,000          31.0%       $ 19.7813      5/08/08     $ 223,924     $ 567,471

H. Martin Michael       14,000          24.1%       $ 19.7813      5/08/08     $ 174,163     $ 441,366

Frank T. Kane           14,000          24.1%       $ 19.7813      5/08/08     $ 174,163     $ 441,366


     (1) These dollar amounts represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts assumed in this table will be achieved.

                     Aggregate Option Exercises in 1998 and Year-End Option Values

                                                   Number of Shares            Value of Unexercised
                                                Underlying Unexercised             In-the-Money
                                                      Options at                    Options at
                       Shares                     December 31, 1998           December 31, 1998 (1)
                    Acquired on    Value     ---------------------------   ---------------------------
      Name            Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
      ----          -----------   --------   -----------   -------------   -----------   -------------

Michael E. Thomas       -0-         -0-        329,830         30,432      $ 2,750,644     $ 30,446

H. Martin Michael       -0-         -0-        177,600         19,000      $ 1,457,923     $ 11,719

Frank T. Kane           -0-         -0-         86,640         18,000      $   724,888     $  9,375


     (1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $16.56 per share on December 31, 1998 as reported on the New York Stock Exchange.


Employment Agreements

     The Company has entered into employment agreements with each of Michael E. Thomas and H. Martin Michael which provide, among other items, the employment by the Company of Messrs. Thomas and Michael through April 23, 2000. Each of the employment agreements provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or the executive gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of either Mr. Thomas or Mr. Michael with or without cause or in the event of the disability of either Mr. Thomas or Mr. Michael. If the Company terminates either Mr. Thomas or Mr. Michael with cause, then the terminated party will be entitled to receive his monthly base salary for a three-month period following his termination.
If the employment of Mr. Thomas or Mr. Michael is terminated by the Company without cause, then the Company will be required to pay the terminated party an amount equal to twice his then-current annual base salary and twice the higher bonus paid to him during the two preceding years. In the event of termination due to disability of Mr. Thomas or Mr. Michael, the terminated party will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans, for a 24-month period following the termination.

     In the event of a change in control of the Company, as defined in the agreements, Mr. Thomas or Mr. Michael may terminate his employment with the Company so long as the change in control is coupled with a substantial alteration of his duties, diminution in salary or benefits or relocation. In such an event, the Company will be required to pay him, as severance pay in a lump sum, an amount equal to twice his then-current annual base salary plus twice the higher bonus paid to him during the two preceding years.

     Under their employment agreements, Mr. Thomas and Mr. Michael will receive base salaries of no less than $170,000 and $132,000, respectively, during each year that the employment agreements are in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

     The Company has a Supplemental Executive Retirement Plan ("SERP") for the benefit of Mr. Thomas and Mr. Michael which provides the executive with a supplemental payment to him upon retirement under a money purchase retirement plan. The amount contributed each year under the plan reflects calculations designed to provide the executives with a retirement income of 60% and 50% to Mr. Thomas and Mr. Michael, respectively, of average earnings of salary and bonus for the three years prior to retirement. In addition, the Company reimburses the executive for taxes incurred on Company contributions to the SERP.

     Messrs. Thomas and Michael and certain other salaried employees participate in a non-qualified supplemental retirement plan that permits the deferral of compensation and provides "make up" benefits to salaried employees whose benefits are reduced under Internal Revenue Service Code restrictions.

     In accordance with each of the employment agreements, neither Mr. Thomas nor Mr. Michael may compete with the Company during his employment by the Company or during the two-year period following termination of his employment. The Company maintains life insurance for the benefit of Mr. Thomas and Mr. Michael in the amount of $1,500,000 and $1,000,000, respectively.


                           COMPENSATION COMMITTEE REPORT
                             ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation philosophy and policies. The Compensation Committee determines on an annual basis the compensation to be paid to the executive officers of the Company and administers the stock option plan. The following report of the Compensation Committee discusses the Committee's objectives in determining executive compensation.

     The overall objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in shareholder value. The executive compensation package relies more heavily on bonuses and longer-term incentive compensation than base salary in order to motivate performance by executives and to create a performance-oriented environment. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external and internal factors and individual performance. The following objectives currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

          Reward executives through appropriate incentive compensation and ownership in the Company for achievement of annual and long-term business goals and strategy.

          Align executive officer compensation with the success of the Company such that compensation is based, in substantial part, upon performance in order to create a performance-oriented environment that rewards performance.

          Provide a total comprehensive executive compensation package that enables the Company to attract and retain key executives.

          Integrate compensation programs with both annual and long-term business objectives.

     Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. In addition, an independent compensation consultant was retained to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth in the "Stock Performance Graph."

     The principal elements of the compensation program for executive officers are summarized below.

Base Salary
Base salary levels are set to reflect competitive market conditions. The Compensation Committee, in determining the 1998 base salary increases for Mr. Thomas and the other executives, considered many factors, including the executive's responsibilities, duties, performance and experience. In addition, a salary survey of comparable companies, prepared by a compensation consulting firm, was reviewed. Accordingly, Mr. Thomas received a 14.1% salary increase for 1998. While the Compensation Committee reviewed all of these factors in determining Mr. Thomas' salary, no specific weights were placed on any of these factors, and the salary increase process was not tied to specific performance goals.

Short Term Executive Incentive Plan
The Company established, effective January 1, 1998, a Short Term Executive Incentive Plan ("Short Term Plan") to focus the efforts of its executives on continued improvement in the profitability of the Company. The Compensation Committee sets financial operating targets for the Short Term Plan at the beginning of each year. Target performance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of earnings per share and consolidated sales. Mr. Michael's performance target levels are based on meeting or exceeding certain levels of operating income and sales at Chromcraft Corporation, a wholly-owned subsidiary of the Company. Awards under the Short Term Plan are payable in cash.

The Compensation Committee established Mr. Thomas' 1998 bonus rate under the Short Term Plan at 75% of base salary. In establishing the 1998 bonus, the Compensation Committee weighted the consolidated sales goal at 25% and the earnings per share goal at 75%. In February 1999, Mr. Thomas received for 1998 a Short Term Plan bonus of $238,136, which is approximately 88.6% of his 1998 salary. The maximum award opportunity available to Mr. Thomas under the Short Term Plan was 150% of base salary.

Long Term Executive Incentive Plan
The Company established, effective January 1, 1998, a Long Term Executive Incentive Plan ("Long Term Plan") to focus the efforts of its executives on continued long-term improvement in the financial performance of the Company. Awards under the Long Term Plan are payable 50% in cash and 50% in options to acquire shares of the Company's common stock. Stock options awarded under the Long Term Plan are subject to the provisions of the 1992 Stock Option Plan, as amended, and are valued using the Black-Scholes option pricing model. The performance measurement period for 1998 was the twelve months ended December 31, 1998. For 1999, the performance measurement period is the twenty-four months ending December 31, 1999. The year 2000 performance measurement period and all subsequent performance measurement periods will be the thirty-six month period ending on each December 31 thereafter. The Compensation Committee sets financial operating targets for the Long Term Plan at the beginning of each year. Target performance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of operating income, consolidated sales and return on equity. Mr. Michael's performance target levels are based on meeting or exceeding certain levels of operating income and sales at Chromcraft Corporation.

The Compensation Committee established Mr. Thomas' target performance bonus at 75% of salary. In establishing the financial objectives, the Compensation Committee weighted the return on equity objective at 25%, the operating income objective at 50%, and the consolidated sales objective at 25%. In February 1999, Mr. Thomas earned a 1998 Long Term Plan bonus of $199,008, 50% of the award was paid in cash ($99,504) and 50% in the form of a stock option grant of 16,780 shares valued at $99,504 under the Black-Scholes option pricing model. The Long Term Plan award represented 74.1% of his 1998 salary. The maximum award opportunity available to Mr. Thomas under the Long Term Plan was 150% of base salary.

Stock Option Program
The Company's 1992 Stock Option Plan, as amended, authorizes the Compensation Committee to award to the Company's executives and key employees options to purchase shares of the Company's common stock. Mr. Thomas was granted an option to purchase 18,000 shares in May 1998 based on generally the same factors considered above in determining base salary. The other executives were granted options using similar factors. During February 1999, Mr. Thomas was granted an option to purchase 16,780 shares based entirely on his performance against Long Term Plan financial objectives.

                                   Members of Compensation Committee

                                   Larry P. Kunz, Chairman
                                   Bruce C. Bruckmann
                                   M. Saleem Muqaddam
                                   Warren G. Wintrub

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in cumulative total stockholders return for the Company's common stock with the cumulative total return of the NYSE Market Value Index and for two peer group indexes. Because the Company has added several new furniture product categories to its business through acquisitions, the number of companies in the peer group was expanded to reflect the Company's broader product lines. The performance of the new peer group (the "1998 Peer Group") and the former peer group (the "1997 Peer Group") are included in the graph. The graph assumes $100 in vested on December 31, 1993 and dividends are reinvested.


            Comparison of Five Year Cummulative Return Among
               Chromcraft Revington, Inc., 1998 Peer Group
                Index, 1997 Peer Group Index and New York
                    Stock Exchange Market Value Index


                                     1997          1998        NYSE
 Measurement      Chromcraft       Peer Group    Peer Group    Market
   Period       Revington, Inc.      Index         Index       Index
 -----------    ---------------    ----------    ----------    ------

 12/31/93           100.00           100.00        100.00      100.00
 FYE 12/31/94       100.00            81.61         77.77       98.06
 FYE 12/31/95       121.02            74.22         72.20      127.15
 FYE 12/31/96       126.14            76.16         80.95      153.16
 FYE 12/31/97       145.45           103.06        106.72      201.50
 FYE 12/31/98       150.57           114.69        117.62      239.77

     (1) The 1998 Peer Group includes the following companies: Bassett Furniture Industries, Inc., Flexsteel Industries, Inc., La-Z-Boy Incorporated, LADD Furniture, Inc., Pulaski Furniture Corporation, Rowe Furniture Corporation, Shelby Williams Industries, Inc., and Stanley Furniture Company, Inc.

     (2) The 1997 Peer Group includes the following companies: Bassett Furniture Industries, Inc., La-Z-Boy Incorporated, LADD Furniture, Inc. and Pulaski Furniture Corporation.

     (3) Total return equals stock price changes and reinvestment of dividends. Calculations were prepared by Media General Financial Services of Richmond, Virginia.

                               INDEPENDENT AUDITORS

     KPMG LLP audited the financial books and records of the Company for the year ended December 31, 1998. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.


                                  ANNUAL REPORT

     A copy of the Company's 1998 Annual Report to Stockholders, including audited consolidated financial statements for the year ended December 31, 1998, is enclosed with this Proxy Statement. The 1998 Annual Report to Stockholders does not constitute proxy soliciting material.


                   STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals for the 2000 Annual Meeting of Stockholders must be received by the Company at its corporate office no later than November 30, 1999 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934.


                                   OTHER MATTERS

     The Company knows of no other matters to come before the annual meeting.
If other matters are properly brought before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

                                   By Order of the Board of Directors,

                                   Frank T. Kane
                                   Secretary

April 2, 1999

PROXY                    CHROMCRAFT REVINGTON, INC.                   PROXY

            Annual Meeting of Stockholders - April 30, 1999
      This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MICHAEL E. THOMAS and FRANK T. KANE, and each of them, with power of substitution, as proxies to represent and vote all shares of common stock of Chromcraft Revington, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 1999, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

             (Continued and to be signed on the reverse side)


A [X] Please mark your votes as in this example.

                       FOR all nominees              WITHHOLD AUTHORITY
                    listed at right (except             to vote for
                       as marked to the                 all nominees
                       contrary below).               listed at right      Nominees:
1. ELECTION OF                                                                Bruce C. Bruckmann
   DIRECTION.                [  ]                          [  ]               David L. Kolb
                                                                              Larry P. Kunz
INSTRUCTIONS:  To withhold authority to vote for any individual               H. Martin Michael
nominee, write that nominee's name in the space provided below.               M. Saleem Muqaddam
                                                                              Michael E. Thomas
_______________________________________________________________               Warren G. Wintrub


2. In their discretion, on such othe matters as may properly come before the annual meeting.

This proxy will be voted as directed, but if no direction is indicated, this proxy will be voted FOR the election of directors of all nominees set forth in Item 1. With respect to any other matters that may properly come before the meeting, the proxies designated herein intend to vote in accordance with their best judgment on such matters.

Please mark, date, sign exactly as your name appears hereon and return this Proxy promptly.

SIGNATURE_____________________________  __________________________  ___________
                                        SIGNATURE IF JOINTLY OWNED     DATE:

Note: Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.